UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2021

ETHAN ALLEN INTERIORS INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Lake Avenue Ext., Danbury, Connecticut	06811-5286
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

                                  Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock $0.01 Par Value	ETD	New York Stock Exchange
(Title of each class)	(Trading symbol)	(Name of exchange on which registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of Certain Officers

On December 15, 2021, Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) announced that it had strengthened its executive management structure with the following appointments that became effective on that same date of December 15, 2021.

Corey Whitely was promoted to the position of Executive Vice President, Operations, and will be responsible for the operations of the Company, including its manufacturing, logistics and technology. Mr. Whitely, age 61, joined Ethan Allen in 1988. Most recently he held the position of Executive Vice President, Administration and Chief Financial Officer since July 2014.

Amy Franks was promoted to the position of Executive Vice President, Retail Network and Business Development and will have responsibility over the Company’s retail division, independent retailer relations and contract business. Ms. Franks, age 48, has held the position of Senior Vice President, Retail since March 2021 and joined the Company as Vice President, Retail in January 2021. She previously held a senior retail leadership position at Bassett Furniture Industries, Inc. from 2019 to 2021. Prior to joining Bassett, Ms. Franks was Vice President, Retail at Ethan Allen since 2013 and has been associated with the Company for over 23 years.

Matthew J. McNulty, age 43, who currently serves as the Vice President, Finance and Treasurer was promoted to Senior Vice President, Treasurer and Chief Financial Officer. Mr. McNulty will be responsible for the Company’s accounting, treasury, forecasting and planning, tax, payroll and financial reporting functions. He joined Ethan Allen in February 2019 as Vice President, Corporate Controller. Prior to joining the Company, Mr. McNulty was the Senior Vice President, Controller and Principal Accounting Officer of FactSet Research Systems Inc. where he led the global accounting and finance teams from November 2005 until February 2019. Mr. McNulty began his career in public accounting at PricewaterhouseCoopers LLP and worked in their assurance practice as an auditor from 2000 until 2005.

Mr. Whitely, Ms. Franks and Mr. McNulty do not have any family relationships with any of the Company’s directors or executive officers and are not a party to any transactions listed in Item 404(a) of Regulation S-K. The Company has no formal employment agreements with Mr. Whitely, Ms. Franks and Mr. McNulty.

Departure of Chief Marketing Officer

The Company also announced that Rodney A. Hutton, Chief Marketing Officer, who had been with the Company since January 2020, has departed Ethan Allen, effective December 15, 2021.

A copy of the news release announcing the leadership appointments is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated December 15, 2021, furnished herewith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC.

Date: December 16, 2021	By:	/s/ Eric D. Koster
Eric D. Koster Vice President, General Counsel and Secretary